Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our reports dated February 27, 2013, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc., and the effectiveness of internal control over financial reporting of The Williams Companies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012:

Form S-3:
Registration Statement Nos. 333-29185, 333-106504 and 333-181644

Form S-8:
Registration Statement No. 333-03957 —	The Williams Companies, Inc. 1996 Stock
Plan for Non-Employee Directors

Registration Statement No. 333-85542 —	The Williams Investment Plus Plan

Registration Statement No. 333-85546 —	The Williams Companies, Inc. 2002
Incentive Plan

Registration Statement No. 333-142985 —	The Williams Companies, Inc. Employee
Stock Purchase Plan and The Williams
Companies, Inc. 2007 Incentive Plan

Registration Statement No. 333-167123 —	The Williams Companies, Inc. 2007
Incentive Plan

/s/ Ernst & Young LLP

Tulsa, Oklahoma

February 27, 2013